SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2001

HUDSON RIVER BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24187 (Commission File Number)	14-1803212 (IRS Employer Identification Number)

One Hudson City Centre, Hudson, New York, 12534

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(518) 828-4600

N/A

(Former name or former address, if changed since last report)

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Item 2.            Acquisition or Disposition of Assets.

            On April 20, 2001, Hudson River Bancorp, Inc. ("Hudson"), a Delaware corporation and the holding company of Hudson River Bank & Trust Company, completed the acquisition of Cohoes Bancorp, Inc. ("Cohoes"), a Delaware corporation and the holding company of Cohoes Savings Bank. The acquisition was effected through the merger of Hudson Acquisition Corp. II, a Delaware corporation and non-operating wholly-owned subsidiary of Hudson River Bank & Trust Company, with and into Cohoes, with Cohoes being the surviving corporation and becoming a wholly-owned subsidiary of Hudson River Bank & Trust Company (the "Merger"). Cohoes was then liquidated and Cohoes Savings Bank was then merged into Hudson River Bank & Trust Company.

            The Merger was consummated pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated November 24, 2000, by and between Hudson, Hudson River Bank & Trust Company and Cohoes. A copy of the Merger Agreement was included as Exhibit 2.1 to Hudson's current report on Form 8-K, filed with the SEC on December 1, 2000, and is incorporated by reference herein. The consideration for the Merger was determined by arms-length negotiation between the parties. Hudson financed the acquisition of Cohoes with FHLB borrowings under existing lines of credit and the sale of investment securities.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of businesses acquired.
(i)	Cohoes Bancorp, Inc. and subsidiary consolidated financial statements as of June 30, 2000 and 1999 and for each of the years in the three-year period ended June 30, 2000 (with independent auditor's report thereon) (incorporated by reference to Cohoes' Annual Report on Form 10-K (SEC File No. 000-25027), filed with the SEC on September 28, 2000).

(ii)	Cohoes Bancorp, Inc. and subsidiary unaudited consolidated financial statements as of December 31, 2000 and 1999 and for the three and six month periods ended December 31, 2000 (incorporated by reference to Cohoes' Quarterly Report on Form 10-Q (SEC File No. 000-25027), filed with the SEC on February 14, 2001).

(b)	Pro forma financial information.
It is impracticable, as of the date hereof, to provide the pro forma financial information required by Form 8-K. Such pro forma financial information will be filed under cover of Form 8-K/A as soon as practicable, but in any event not later than July 5, 2001.

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(c)	Exhibits.
	2	Agreement and Plan of Merger, dated as of November 24, 2000, by and between Hudson River Bancorp, Inc., Hudson River Bank & Trust Company, and Cohoes Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of Hudson's Current Report on Form 8-K filed with the SEC on December 1, 2000).

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HUDSON RIVER BANCORP, INC.

Date: May 11, 2001	By: /s/ Timothy E. Blow Timothy E. Blow Chief Financial Officer

End.